Exhibit 10.3

LICENSED CANNABIS FACILITY

ABSOLUTE NET LEASE AGREEMENT

ZP RE MI WOODWARD, LLC

(Landlord or Lessor)

&

RAPID FISH 2 LLC

(Tenant or Lessee)

TABLE OF CONTENTS

LICENSED CANNABIS FACILITY		1

ARTICLE 1: FUNDAMENTAL LEASE PROVISIONS		1
1.01	Defined Lease Terms	1

ARTICLE 2: PREMISES AND COMMON AREAS LEASED		2
2.01	Premises	2

ARTICLE 3: COMPLIANCE WITH LAW; AS IS		3
3.01	Compliance with Law; AS IS	3

ARTICLE 4: LEASE TERM		3
4.01	Lease Commencement	3
4.02	Option to Extend	3
4.03	Lease Year Defined	3

ARTICLE 5: RENTAL PAYMENTS		4
5.01	Base Rent	4
5.02	Additional Rent	4
5.03	Late Payment	4
5.04	Prepaid Rent	4
5.05	Security Deposit	4

ARTICLE 6: ADDITIONAL RENT AND CHARGES		5
6.01	Real Property Taxes	5
6.02	Tenant’s Personal Property Taxes	5
6.03	Rental Taxes	5
6.04	Payment of Delinquent Taxes	5
6.04	Estimated Payment of Taxes	5

ARTICLE 7: INSURANCE		6
7.01	Tenant’s Insurance	6
7.02	Form of Insurance Certificates	6
7.03	Tenant’s Failure	6
7.04	Waiver of Subrogation	6
7.05	Tenant’s Properties and Fixtures	7
7.06	Indemnification	7
7.07	Damage to Tenant’s Property	7

ARTICLE 8: REPAIRS AND MAINTENANCE; OPERATING COSTS		7
8.01	Repairs and Maintenance	7
8.02	Utilities and Services	8
8.03	Operating Costs	8
8.04	Non-liability of Landlord	8
8.05	Inspection of Premises	9

i

ARTICLE 9: FIXTURES, PERSONAL PROPERTY ALTERATIONS		9
9.01	Fixtures and Personal Property	9
9.02	Alterations	9
9.03	Liens	10

ARTICLE 10: USE AND COMPLIANCE WITH APPLICABLE LAWS		10
10.01	Premises Use and Compliance with Applicable Laws.	10
10.02	Hazardous Materials	10
10.03	Signs	11
10.04	Absolute Net Lease	11

ARTICLE 11: DAMAGE AND DESTRUCTION		12
11.01	Reconstruction	12
11.02	Excessive Damage or Destruction	12
11.03	Uninsured Casualty	12
11.04	Waiver	12

ARTICLE 12: EMINENT DOMAIN		12
12.01	All of Premises Taken	12
12.02	Less Than All of Premises Taken	12
12.03	Ownership of Award	13

ARTICLE 13: DEFAULT		13
13.01	Events of Default	13
13.02	Remedies	13
13.03	Landlord’s Default	14
13.04	Landlord’s Lien	14
13.05	Tenant’s Property to Remain	15

ARTICLE 14: FILING OF PETITION		15
14.01	Tenant’s Bankruptcy	15

ARTICLE 15: ASSIGNMENT AND SUBLETTING		16
15.01	Prohibition	16
15.02	Excess Rental	16
15.03	Scope	16
15.04	Waiver	16
15.05	Change in Control	16

ARTICLE 16: ESTOPPEL CERTIFICATE, ATTORNMENT AND SUBORDINATION		17
16.01	Estoppel Certificate	17
16.02	Attornment	17
16.03	Subordination	18
16.04	Recording	18

ARTICLE 17: MISCELLANEOUS		18
17.01	Notices	18
17.02	Successors Bound	18
17.03	Waiver	18
17.04	Subdivision and Easements	18
17.05	Landlord’s Reserved Rights	19
17.06	Accord and Satisfaction	19
17.07	Limitation of Landlord’s and Tenant’s personal liabilities	19
17.08	Survival	19
17.09	Attorneys’ Fees	19

ii

17.10	Captions and Article Numbers	19
17.11	Severability	20
17.12	Governing Law, Dispute Resolution and Venue	20
17.13	Submission of Lease	20
17.14	Surrender and Holding Over	20
17.15	Parking	21
17.16	Quiet Enjoyment	21
17.17	Broker; Agency Disclosure	21
17.18	Landlord’s Right to Perform	21
17.19	Assignment by Landlord	21
17.20	Entire Agreement	22
17.21	Guarantor	22
17.22	Exhibits	22
17.23	Time	22
17.24	Prior Agreement or Amendment	22
17.25	Excused Delays	22
17.26	Authority to Bind Tenant	22
17.27	Interpretation	22
17.28	Anti-Terrorism and AML Representation and Indemnification	23
17.29	Landlord’s Right to Terminate	23
17.30	Tenant’s Representations, Warranties and Covenants	23

EXHIBIT A: LEASE COMMENCEMENT		A-1
EXHIBIT B: RENTAL PAYMENT SCHEDULE		B-1
EXHIBIT C: SITE AND LEGAL DESCRIPTION		C-1
EXHIBIT D: GUARANTY OF PAYMENT AND PERFORMANCE		D-1

iii

LICENSED CANNABIS FACILITY

ABSOLUTE NET LEASE AGREEMENT

This LEASE (“Lease” or “Agreement”) dated as of the Effective Date, is made by and between ZP RE MI WOODWARD, LLC, a Michigan limited liability company (“Landlord” or “Lessor”), and RAPID FISH 2 LLC, a Michigan limited liability company (“Tenant” or “Lessee”).

In consideration of the obligations of Tenant to pay rent and other charges as provided in this Lease and in consideration of the other terms, covenants and conditions hereof, Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term and subject to the terms and conditions set forth herein.

ARTICLE 1: FUNDAMENTAL LEASE PROVISIONS

1.01 Defined Lease Terms

The following terms shall have the meanings specified in this Section, unless otherwise specifically provided. Other terms may be defined in other parts of this Lease.

(A) Landlord	ZP RE MI WOODWARD, LLC

(B) Landlord’s Address	c/o Zoned Properties, Inc. 8360 E. Raintree Dr., Ste. 230 Scottsdale, Arizona 85260

(C) Tenant	RAPID FISH 2 LLC

(D) Tenants Address	PO Box 1927 Birmingham, MI 48012

(E) Tenant Use

Licensed medical and adult use marijuana retail dispensary in accordance with the laws of the State of Michigan, Cannabis Regulatory Agency regulations and rules, and all other state, county and local laws, rules or and regulations from any governmental entity, applicable licensure requirements, and the regulations and uses incidental thereto (collectively, “Cannabis Laws”), and no other use without Landlord’s prior written consent.

(F) Building & Premises	That approximately 5,172 square foot building and other improvements located at 23600, 23616 and 23622, and 23634 Woodward Ave, Pleasant Ridge. MI 48069, as described in Exhibit C

(G) Property	Real Property described in Exhibit C

(H) Initial Term	Commencing as of the Commencement Date described in Section 5.01 and continuing Fourteen (14) years after Tenant starts paying the full Base Rent

(I) Renewal Terms	Two (2) five (5) year terms, subject to the provisions of Article 4
(J) Commencement Date	December 1, 2022
(K) Rent Commencement Date	April 1, 2023
(L) Deferred Rent	Months 1-2 100% deferred Months 3-4 50% deferred

(M) Base Rent	Exhibit B

(N) Prepaid Rent	N/A

(O) Security Deposit	$50,000

(P) Landlord Broker	None

(Q) Tenant Broker	None

ARTICLE 2: PREMISES AND COMMON AREAS LEASED

2.01 Premises

(a)	Lease of Premises. Landlord hereby leases to Tenant, without any representation or warranty, express or implied, on the part of Landlord, and Tenant hereby leases from Landlord, subject to the provisions of this Lease, certain premises described in Exhibit C (the “Building” or the “Premises”) owned by Landlord. The Site Plan attached to this Lease, if any, is attached for general reference purposes only and shall not constitute a representation or warranty by Landlord to be the final plan of the Building, location of the Building, or to require Landlord to build any improvements, or to otherwise comply with the site plan or require Landlord to lease space to a particular tenant or type of tenant.

(b)	Measurement of Premises. The terms “Rentable Area of the Premises,” “rentable square feet,” “actual square footage” and words of similar importance (whether or not spelled with initial capitals) as used in this Lease will be defined as the total floor area constituting the Premises as measured from the unfinished outside of the exterior Building walls to the opposite unfinished outside of like exterior Building walls. “Rentable Area of the Premises” shall also include any mezzanine space as measured from the outside of the exterior Building walls to like outside exterior Building walls and from outside exterior Building walls to the termination of the mezzanine deck, and all equipment closets. Tenant acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent, property manager or broker of Landlord has made any representation or warranty with respect to the Premises or the Building or their suitability for the conduct of Tenants business.

(c)	Contingent Nature of Lease. The parties acknowledge that, as of the Commencement Date, Landlord has acquired a certain portion of the Premises known as 23616 and 23622 Woodward Avenue, Pleasant Ridge, MI 48069 (the “Acquired Premises”) and Landlord has an equitable interest in the remainder of the Premises that is not the Acquired Premises (the “Contingent Premises”). The Lease is effective, valid and binding as to the Acquired Premises on the Commencement Date. The Lease is contingent, solely with respect to Landlord’s obligations hereunder, as to the Contingent Premises, until Landlord acquires all the Contingent Premises. There shall be no abatement of rent based on Landlord’s acquisition of the Contingent Premises except as provided below; provided, Landlord agrees to give Tenant written notice following its acquisition of the Contingent Premises. If the Landlord does not acquire the Contingent Premises pursuant to the purchase agreements for such Contingent Premises, then the annual Base Rent for the First Lease Year shall be reduced by an amount equal to the product of (i) the outstanding purchase price for the Contingent Premises not acquired, and (ii) 11%. Notwithstanding the foregoing, the Landlord shall not be required to demise and lease that certain portion of the Contingent Premises known as 23600 Woodward Ave until it is acquired by Landlord and the current lease to Hertz expires on March 31, 2023.

ARTICLE 3: COMPLIANCE WITH LAW; AS IS

3.01 Compliance with Law; AS IS

(a)	Tenant accepts the Premises strictly on an “AS IS” basis, without any representations or warranties from Landlord. Tenant agrees to comply with all applicable federal (to the extent not in conflict with the Cannabis Laws), state and local laws, statutes, rules, regulations, requirements, codes, and ordinances in effect, or subsequently passed into effect, as of and after the Commencement Date, including without limitation Cannabis Laws, Environmental Laws and the Americans With Disabilities Act (collectively, “Laws”).

(b)	Tenant, at its sole cost and expense, shall observe and comply with all Laws with respect to the Premises. Without limiting the generality of the foregoing, subject to Landlord’s prior written consent as provided herein, Tenant shall make any structural changes or additions to the Premises that are required, in order to comply with all Laws, including any requirements of Tenant’s business operations. Landlord makes no representations or warranties to Tenant, and hereby disclaims any and all representations or warranties to Tenant, concerning the Premises, including without limitation, that as of the Commencement Date, the Premises are (a) in compliance with Laws; or (b) free from hazardous materials, including without limitation asbestos, lead paint and polychlorinated biphenyl. “Environmental Laws” shall include, but not be limited to, the Resource, Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq.; the Clean Water Act, 33 U.S.C. Section 1251, et seq.; the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 201,300f to j-9 and any and all environmental laws of the State of Michigan and any and all amendments to such Environmental Laws. Tenant agrees to hold harmless Landlord, and hereby waives all rights and claims of contribution against Landlord, with respect to any violations or alleged violations of Environmental Laws or any other Laws concerning the Premises, including claims that relate to periods prior to the Commencement Date.

ARTICLE 4: LEASE TERM

4.01 Lease Commencement

The duration of the period of this Lease (as extended by Section 4.02 below, the “Term”) shall commence on the Commencement Date as confirmed or otherwise stated in Exhibit A and shall continue through the Initial Term stated in Section 1.01(H). Notwithstanding the foregoing, in the event Landlord is delayed in the delivery of the Premises to Tenant due to a delay caused by Tenant or for any other reason outside of Landlord’s control, the Commencement Date shall not be changed or modified.

4.02 Option to Extend

Tenant shall have the option, exercisable by written notice to Landlord given not later than one hundred eighty (180) days prior to the expiration of the then current Term, to extend the Term for two (2) further terms of five (5) years each on the same terms and conditions as provided in this Lease, except that:

(a)	Landlord shall have no obligation to make any improvements to the Premises.

(b)	For each Lease Year during the extended Term, Base Rent for such extended Term shall be increased by three percent (3%) each Lease Year.

(c)	There shall be no option to further extend the Term.

Notwithstanding the foregoing, any option to extend the Term shall be deemed null and void, without the requirement of any notice and at Landlord’s discretion, if one or more of the following has occurred:

1.	Tenant has been late in the payment of Rent, beyond any applicable cure period, on more than two (2) occasions within any Lease Year and Landlord has provided Tenant notice of such. If Landlord fails to provide notice under this Paragraph 4.02(1), then Landlord waives the ability to enforce this against any Tenant extension hereunder.

2.	Tenant is in default in the performance of any of its obligations under this Lease at the time Tenant exercises the option to extend or at the commencement of the extended Term.

3.	Tenant has failed to give written notice to Landlord one hundred eighty (180) days prior to the expiration of the then current Term.

4.03 Lease Year Defined

The “First Lease Year” means the period beginning on the Rent Commencement Date and ending on the last day of the twelfth full calendar month thereafter; provided, however, if the Commencement Date is not the first day of a month, then the First Lease Year shall commence on the Commencement Date and shall continue for the balance of the month in which the Commencement Date occurs and for a period of twelve (12) full calendar months thereafter. “Lease Year” means each successive twelve (12) month period after the First Lease Year occurring during the Term. The First Lease Year shall also be considered a Lease Year.

ARTICLE 5: RENTAL PAYMENTS

5.01 Base Rent

The Base Rent shall be as set forth in Exhibit B and shall be adjusted annually on each anniversary of the Rent Commencement Date as set forth in Section 1.01. The Base Rent shall be paid in advance on the first day of each and every month during the Term to Landlord at the address set forth in Section 1.01 hereof or at such other place as Landlord may direct in writing, without any prior notice or demand therefor and without any abatement, deduction, offset or setoff whatsoever. If the Term commences on any day other than the first day of a calendar month and/or ends on any day other than the last day of a calendar month, Base Rent for the fraction(s) of a month at the commencement and/or upon the expiration of the Term shall be prorated based upon the actual number of days in such fractional month(s).

Notwithstanding the foregoing, so long as there is no Event of Default by Tenant under this Lease, Landlord agrees to defer Base Rent of Tenant for the time and in the amount stated in Section 1.01 hereof (the “Deferred Rent”). Deferred Rent shall be due and payable in lump sum on Landlord’s demand if Tenant commits an Event of Default hereunder.

5.02 Additional Rent

In addition to Base Rent, Tenant shall pay to Landlord all sums of money and other charges required to be paid by Tenant under this Lease, including but not limited to any amounts owing under any declaration or covenants, conditions and restrictions affecting the Premises (all such sums being herein deemed “Additional Rent’’), and whether or not the same are designated “Additional Rent” the same shall be payable in lawful money of the United States of America without deduction, set-off or abatement whatsoever. Any Additional Rent provided for in this Lease shall become due with the next monthly installment of Base Rent. The term “Rent” as used in this Lease, shall refer collectively to Base Rent and Additional Rent. If, at any time, there are amounts due hereunder by Tenant, Landlord may (but shall not be obligated to) invoice Tenant for such costs as Additional Rent, and Tenant shall pay such Additional Rent within the lesser of ten (10) days after the date of the invoice, or the period specified for such cost in this Lease.

5.03 Late Payment

Tenant acknowledges that late payment by Tenant of any Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by its lender. Accordingly, if any Rent is not received by Lessor within five (5) days after such amount is due, then, without any requirement for notice to Tenant, Tenant shall immediately pay to Landlord a late charge equal to $500. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. Acceptance of such late charge by Landlord shall in no event constitute a waiver of any breach or default with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Landlord’s option, become due and payable quarterly in advance.

Any monetary payment due to Landlord hereunder, other than late charges, not received by Landlord when due shall bear interest from the 31st day after it was due. The interest (“Interest” or “Overdue Rate”) charged shall be computed at the rate of 12% per annum but shall not exceed the maximum rate allowed by law.

5.04 Prepaid Rent

None.

5.05 Security Deposit

As of the parties’ execution of this Lease, Tenant shall deliver the Security Deposit in the amount described in Section 1.01 to Landlord. Upon the occurrence of any Event of Default, Landlord shall have the right to apply all or any portion of the Security Deposit towards any amounts owing under this Lease and to compensate Landlord for all damages and costs sustained by Landlord resulting from or in connection with such Event of Default. In the event of any such application of the Security Deposit by Landlord, Tenant shall upon demand deliver to Landlord the sum required to restore the Security Deposit to the amount set forth in Section 1.01. Provided that no Event of Default shall exist (and no breach or default by Tenant exists) at the expiration or termination of this Lease, Landlord shall return any remaining unapplied portion of the Security Deposit to Tenant within thirty (30) days after the date of such expiration or termination. Landlord shall be entitled to commingle the Security Deposit with Landlord’s general funds and shall have no obligation to pay Tenant interest on the Security Deposit. In the event of a transfer of Landlord’s interest in this Lease during the Term hereof, provided Landlord transfers the then unapplied Security Deposit to the transferee, Landlord shall be discharged from any further liability with respect to the Security Deposit.

ARTICLE 6: ADDITIONAL RENT AND CHARGES

6.01 Real Property Taxes

From and after the Effective Date, subject to terms and conditions of this Section 6.01, Tenant shall be responsible for and shall pay prior to delinquency, any and all Real Property Taxes. Landlord and Tenant agree to use commercially reasonable efforts to cause the tax assessor having jurisdiction over the Property to issue duplicate (or, if duplicate is not feasible, then separate) property tax bills to Landlord and Tenant, provided that if duplicate or separate tax bills shall not be issued by the tax assessor, the property tax bills shall be sent to Tenant. If Tenant receives any real property tax bill less than ten (10) days prior to the delinquency date for such Real Property Taxes, Tenant shall exercise commercially reasonable efforts to pay such tax bill prior to the delinquency date. Tenant shall not be obligated to pay for the following (referred to as the “Excluded Taxes”): any income taxes imposed on Landlord (it being understood that any sales taxes or similar taxes on the Rent and other proceeds received by Landlord under this Lease shall be the responsibility of Tenant).

“Real Property Taxes” shall consist of all real estate taxes, leasehold excise taxes and all other taxes relating to the Building and the Premises, all other taxes which may be levied in lieu of real estate taxes, all assessments, local improvement districts, assessment bonds, levies, fees and other governmental charges, including, but not limited to, charges for traffic facilities and improvements, water service studies, and improvements or amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits, or any other purpose, which are assessed, levied, confirmed, imposed or become a lien upon the Building or any portion of the Premises, or become payable during the Term (or which become payable after the expiration or earlier termination hereof and are attributable in whole or in part to any period during the Term hereof), together with all costs and expenses incurred by Landlord in contesting, resisting or appealing any such taxes, rates, duties, levies or assessments. Real Property Taxes exclude any franchise, estate, inheritance or succession transfer tax of Landlord, or any federal or state income, profits or revenue tax or charge upon the net income of Landlord from all sources; provided, however, if at any time during the Term there is levied or assessed against Landlord a federal, state or local tax or excise tax on rent, or any other tax however described on account of rent or gross receipts or any portion thereof, Tenant shall pay those taxes to Landlord as Additional Rent.

6.02 Tenant’s Personal Property Taxes

Tenant shall pay, prior to delinquency, any and all taxes and assessments levied upon all personal property of Tenant, including trade fixtures, inventories and other real or personal property placed or installed in and upon the Premises by Tenant (collectively, “Personal Property Taxes”). If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Building is increased by the inclusion therein of a value placed upon such real or personal property or trade fixtures of Tenant, and if Landlord pays the taxes based upon such increased assessment, Tenant shall, upon demand, repay to Landlord the taxes so levied or the portion of such taxes reusing from such increase in the assessment. Tenant shall deliver to Landlord reasonable documentation evidencing Tenant’s compliance with the foregoing payment obligations.

6.03 Rental Taxes

In addition to Base Rent, Tenant shall pay Landlord all transaction privilege, sales, rental, excise, use, and/or other taxes levied upon or assessed against Landlord by any governmental authority having jurisdiction, which are measured by the Rent or other charges in any form paid by Tenant to Landlord (collectively with the Real Property Taxes and Personal Property Taxes, the “Taxes”). The amount required to be paid by Tenant to Landlord pursuant to the immediately preceding sentence shall be paid at the time the applicable Rent is due or other charges are due. This section (6.03) shall not include any income related taxes.

6.04 Payment of Delinquent Taxes

If Tenant is delinquent in the payment of any Taxes it is obligated to pay prior to delinquency, Landlord may, in its sole discretion, pay such delinquent amounts, including any interest or penalties due thereon, on behalf of Tenant. To the extent that Landlord has paid such amounts on behalf of Tenant, the aggregate amount thereof plus interest thereon at the Overdue Rate, from the date of Landlord’s payment thereof to the date of Tenant’s payment to Landlord, shall be immediately due and payable to Landlord by Tenant and shall constitute Additional Rent.

6.04 Estimated Payment of Taxes

At Landlord’s option, exercisable upon written notice to Tenant, Tenant shall pay to Landlord each month one-twelfth (1/12th) of the estimated Real Property Taxes with respect to the Premises for the ensuing year.

ARTICLE 7: INSURANCE

7.01 Tenant’s Insurance

Tenant shall, at its own cost and expense, keep and maintain in full force during the Term and any other period of occupancy of the Premises by Tenant, the following types of insurance with insurance companies approved to engage in business in the State of Michigan, and reasonably approved by Landlord, in the amounts specified and in the form hereinafter provided for:

(a)	Property, fire, casualty and extended coverage, all risk, insurance on and for the entire Premises and on Tenant’s fixtures, improvements and other property for not less than the full replacement value, together with business interruption coverage, as Landlord may reasonably require. Such policy shall contain an agreed amount endorsement in lieu of a coinsurance clause. If Tenant’s coverage lapses or Tenant fails to maintain any required coverage, Landlord, at its option, may, from time to time, elect to maintain fire, casualty and extended coverage, all risk, insurance on the Premises for not less than the full replacement value, in which event Tenant shall reimburse Landlord for the costs and expenses of such Landlord insurance no later than five (5) days after Tenant’s receipt of Landlord’s invoice for such costs and expenses.

(b)	Commercial liability insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto or business operated by Tenant pursuant to the Lease, including that from personal injury or property damage in or about the Premises, insuring Landlord, and any designated mortgagee of Landlord, and Tenant, and naming Landlord and any designated mortgagee of Landlord as an additional insured therein. Such insurance shall be in the minimum amounts of not less than $2,000,000 per occurrence against liability for bodily injury including death and personal injury for any single (1) occurrence and not less than $2,000,000 per occurrence for property damage, or combined single limit insurance insuring for bodily injury, death and property damage in an amount of not less than $4,000,000. The policy shall insure the hazards of the Premises and Tenant’s operations therein, shall include independent contractor and contractual liability coverage (covering the indemnity contained in Section 7.06 hereof) and shall (a) name Landlord and Landlord’s mortgagee under a mortgage or beneficiary under a deed of trust either having a first lien against the Premises (the “Lender”) as an additional insured; (b) contain a cross-liability provision; and (c) contain a provision that the insurance provided hereunder shall be primary and non-contributing with any other insurance available to Landlord.

(c)	Workers’ compensation insurance for the benefit of all employees entering upon the Premises as a result of or in connection with the employment by Tenant;

(d)	Such other forms of insurance as may be reasonably required by Landlord or Landlord’s mortgagee to cover future risks against which a reasonably prudent Landlord or Tenant would protect itself.

7.02 Form of Insurance Certificates

All policies shall be written in a form satisfactory to Landlord and authorized to do business in the state in which the Building is situated. Tenant shall furnish to Landlord, prior to Tenant’s entry into the Premises and thereafter within thirty (30) days prior to the expiration of each such policy (or renewal thereof), a certificate of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant hereto, together with a copy of the policy declaration page(s), certifying that such policy(ies) has been issued, provides coverage required by this Article 7 (including name of additional insured entities as required by this Article 7 and a statement that no deductible or self-insurance retention applies to such policy and upon request by Landlord, a copy of each such policy of insurance.

7.03 Tenant’s Failure

If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for any loss or cost resulting from said failure, and Landlord shall have the right to obtain such insurance on Tenant’s behalf and at Tenant’s sole expense, the cost of which, plus a fifteen percent (15%) administrative fee, shall be deemed Additional Rent and shall be payable upon Landlord’s demand. This Section 7.03 shall not be deemed to be a waiver of any of Landlord’s rights and remedies under any other Section of this Lease. If Landlord obtains any insurance, which is the responsibility of Tenant to obtain under this Article 7, Landlord agrees to deliver to Tenant a written statement setting forth the cost of any such insurance and any administrative fee charged as provided for under this Section of this Lease.

7.04 Waiver of Subrogation

Each policy evidencing insurance required to be carried by Tenant pursuant to this Article 7 shall contain the following clauses and provisions: (i) that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord be excess insurance; (ii) including Landlord and the parties set forth in Article 7 of this Lease and any other parties designated by Landlord from time to time as additional insured entities; (iii) a waiver by the insurer of any right to subrogation against Landlord and other additional insured entities, its or their agents, employees and representatives which arises or might arise by reason of any payment under such policy(ies) or by reason of any act or omission of Landlord, its agents, employees or representatives; (iv) a severability of interest clause or endorsement; and (v) that the insurer will not cancel or change the coverage provided by such policy without giving Landlord thirty (30) days’ prior written notice. Any policy of insurance required to be carried by Tenant that names the parties set forth in this Article 7 as additional insured entities shall not be subject to a deductible or self-insured retention, it being the intent of the parties that such insurance shall fully and completely insure such additional insured entitles for all loss or expense.

7.05 Tenant’s Properties and Fixtures

Tenant assumes the risk of damage, destruction, theft and loss to any furniture, equipment, machinery, goods, supplies or fixtures which are or remain the property of Tenant. Tenant shall not do or keep anything in or about the Premises, which will in any way tend to increase insurance rates, not including Tenants Use. In no event shall Tenant carry on any activities, which would invalidate any insurance coverage maintained by Landlord or Tenant. If Tenant’s occupancy or business in, or on, the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for any insurance with respect to the Premises, Tenant shall pay any such increase in premiums as Additional Rent within ten (10) days after being billed by Landlord. Tenant shall promptly comply with all reasonable requirements of the insurance underwriters and/or any governmental authority having jurisdiction there over, necessary for the maintenance of reasonable fire and extended insurance for the Premises.

7.06 Indemnification

(a)	Tenant agrees to indemnify, defend and save Landlord and Landlord’s officers, trustees, directors, partners, beneficiaries, mortgagees, joint venturers, members, or other principals or representatives, disclosed or undisclosed (and their respective successors and assigns) (collectively, “Landlord Parties”) harmless from all claims, actions, judgments, suits, losses, fines, penalties, demands, costs and expenses and liability whatsoever, including reasonable attorneys’ fees, expert fees and court costs (“Indemnified Claims”) on account of (i) any damage or liability occasioned in whole or in part by any use or occupancy of the Premises or by any act or omission of Tenant or any of Tenant’s agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, “Tenant Parties”); (ii) the use of the Premises by Tenant or any Tenant Parties and conduct of Tenant’s business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises; (iii) any breach by Tenant of any obligations on Tenant’s part to be performed under the terms of this Lease; or (iv) for, from and against all costs and charges, including reasonable attorneys’ and other reasonable professional fees, incurred in and about any of such matters and the defense of any action arising out of the same or in discharging the Building and/or Premises, or any part or any thereof, from any and all liens, charges or judgments which may accrue or be placed thereon by reason of any act or omission of Tenant or any Tenant Parties. In case any action or proceeding is brought against Landlord or any Landlord Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel approved in writing by Landlord and Landlord’s insurance carrier, which approval shall not be unreasonably withheld. Tenant shall not be liable for damage or injury occasioned by the gross negligence or willful misconduct Landlord or its agents, contractors or employees. Tenant’s indemnification obligation under this Section 7.06(a) shall survive the expiration or earlier termination of this Lease. Tenant’s covenants, agreements and indemnification in in this Article 7 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

(b)	In no event shall Landlord, its agents, employees and/or contractors be liable for any personal injury or death or property damage caused by other lessees or their agents, as the case may be, or caused by public or quasi-public work, or for consequential damages arising out of any loss of the use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant.

7.07 Damage to Tenant’s Property

Notwithstanding the provisions of Section 7.06 to the contrary, except to the extent due to the gross negligence or willful misconduct of Landlord, Landlord, its agents, employees and/or contractors shall not be liable for (i) any damage to property entrusted to employees or security officers of the Premises, (ii) loss or damage to any property by theft or otherwise, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling substances or materials, steam, gas, electricity, water or rain which may leak from any part of the Premises or from the pipes, appliances or plumbing work therein or from the roof, street, or subsurface or from any other place or resulting from dampness or any other cause. Neither Landlord nor its agents, employees or contractors shall be liable for interference with light. Tenant shall give prompt notice to Landlord and appropriate emergency response officials if Tenant is or becomes aware of fire or accidents in the Premises or of defects therein in the fixtures or equipment.

ARTICLE 8: REPAIRS AND MAINTENANCE; OPERATING COSTS

8.01 Repairs and Maintenance

Tenant shall, at its own cost and expense, maintain the structural and non-structural portions of the Premises in good and tenantable condition consistent with a first class retail premises and otherwise in compliance with all applicable federal, state and local laws, rules, regulations, orders and guidelines now or hereafter in force, and make all repairs to the Premises and every part thereof as needed. Tenant’s obligations under this Section shall include, but not be limited to, modifying, repairing, replacing, installing and maintaining, as applicable, the following: items as are required by any governmental agency having jurisdiction thereof (whether the same is ordinary or extraordinary, foreseen or unforeseen); the roof, exterior walls, structural columns and structural floor or floors of the Premises in good condition interior walls and glass; the interior portions of exterior walls; ceilings; utility meters exclusively serving the Premises (including those outside the Premises if they exclusively serve the Premises); pipes and conduits within the Premises exclusively serving the Premises; all pipes and conduits outside the Premises exclusively serving the Premises between the Premises and the service meter; all fixtures; heating, ventilating and air conditioning (“HVAC”) system exclusively serving the Premises (including all components thereof whether located inside or outside the Premises); sprinkler equipment and other equipment within the Premises exclusively serving the Premises; the storefront and all exterior glass; all of Tenant’s signs (both interior and exterior); locks and closing devices; all window sashes, casements or frames, doors and door frames; and any alterations, additions or changes performed by or on behalf of Tenant (whether structural or non-structural); provided that Tenant shall make no adjustment, alteration or repair of any part of any sprinkler or sprinkler alarm system in or serving the Premises without Landlord’s prior approval.

All broken glass, both exterior and interior, shall be promptly replaced by Tenant with glass of the same kind, size and quality. Tenant shall be responsible for providing all janitorial, cleaning and pest control services within the Premises. All such services shall be provided in accordance with standards customarily maintained for similar first class retail locations. Tenant shall permit no waste, damage or injury to the Premises and Tenant shall initiate and carry out a program of regular maintenance and repair of the Premises, including the painting or refinishing of all areas of the interior and the storefront, so as to impede, to the extent possible, deterioration by ordinary wear and tear and to keep the same in attractive condition. Tenant will not overload the electrical wiring serving the Premises and will install, at its expense, with Landlord’s written approval, any additional electrical wiring required in connection with Tenant’s apparatus. Landlord shall be under no obligation to make any repairs, replacements, reconstruction, alterations, or improvements to or upon the Premises or the mechanical equipment exclusively serving the Premises except as expressly provided for herein.

8.02 Utilities and Services

Tenant shall arrange for all utilities to be furnished to the Premises, including lines for water, electricity, sewage and telephone. Tenant shall pay before delinquency, at its sole cost and expense, all charges for water, heat, electricity, power, telephone service, sewer service charges and other utilities or services charged or attributable to the Premises; provided, however, that if any such services or utilities shall be billed to Landlord, Tenant shall pay to Landlord as Additional Rent, an amount equal to such costs.

8.03 Operating Costs

Tenant shall pay directly, or to Landlord as applicable, all Operating Costs (defined in this section 8.03 below) of the Property in a timely manner and prior to delinquency. In the event that Tenant fails to pay any Operating Cost within ten (10) days after written notice by Landlord to Tenant, and without being under any obligation to do so and without hereby waiving any default by Tenant, Landlord may pay any delinquent Operating Costs. Any Operating Cost paid by Landlord and any expenses reasonably incurred by Landlord in connection with the payment of the delinquent Operating Cost, together with interest thereon at the Overdue Rate from the date paid by Landlord until the date repaid by Tenant, may be billed immediately to Tenant, or at Landlord’s option and upon written notice to Tenant, may be deducted from the Security Deposit. “Operating Costs” means all costs and expenses relating to the ownership, maintenance and operation of the Property including, but not limited to: insurance, maintenance, repair and replacement of the foundation, roof, walls, heating, ventilation, air conditioning, plumbing, electrical, mechanical, utility and safety systems, paving and parking areas, roads and driveways; maintenance, repair and replacement of exterior areas such as gardening and landscaping, snow removal and signage; maintenance, repair and replacement of roof membrane, flashings, gutters, downspouts, roof drains, skylights and waterproofing; painting; lighting; cleaning; refuse removal; security; utilities for, or the maintenance of, outside areas; building personnel costs; asset, property or administrative management fees incurred or attributable to the management of the Property; rentals or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Premises; and fees for required licenses and permits. Notwithstanding anything to the contrary in this Lease, from and after the ten (10) year anniversary of the Commencement Date, Landlord shall pay for all replacements, which are considered capital expenditures under Generally Accepted Accounting Principles (“GAAP”) (except if required due to the negligence or intentional misconduct of Tenant), and Tenant shall, on an annual basis, reimburse Landlord for the cost of such capital expenditure amortized over the useful life thereof determined under GAAP over the remaining term of this Lease (including extensions) together with interest on the balance of the unreimbursed expenditure at a rate equal to the floating commercial loan rate announced from time to time by J.P. Morgan Chase Bank, a national banking association, or its successor, as its prime rate, plus 3% per annum (the “Prime Rate”) which is in effect on the date the expenditure was incurred by Landlord. Prior to the ten (10) year anniversary of the Commencement Date, Tenant shall be required to pay all such capital expenditures.

8.04 Non-liability of Landlord

Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent herein reserved be abated or rebated by reason of (a) the interruption or curtailment of the use of the Premises; or (b) any failure to furnish or delay in furnishing any services required to be provided by Landlord, unless and to the extent such failure or delay is caused by any condition created solely by Landlord’s negligence; or (c) the limitation, curtailment, rationing or restriction of the use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project.

8.05 Inspection of Premises

Landlord may enter the Premises, in compliance with any and all regulation surrounding Tenant’s use, to inspect, clean, improve or repair the same, to inspect the performance by Tenant of the terms and conditions hereof, show the Premises to prospective purchasers, tenants and lenders and for all other purposes as Landlord shall reasonably deem necessary or appropriate; provided, that Landlord shall use reasonable efforts not to unreasonably interfere with Tenant’s business in exercise of Landlord’s rights hereunder. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises and any other loss in, upon or about the Premises, arising from exercise by Landlord of its rights hereunder.

ARTICLE 9: FIXTURES, PERSONAL PROPERTY ALTERATIONS

9.01 Fixtures and Personal Property

Tenant, at Tenant’s expense, may install any necessary trade fixtures, equipment and furniture in the Premises, provided that such items are installed and are removable without damage to the structure of the Premises, including, but not limited to, damage to drywall, doors, door frames and floors. Landlord reserves the right to approve or disapprove of any interior improvements. Such improvements must be submitted for Landlord’s written approval prior to installation, or Landlord may remove or replace such items at Tenant’s sole expense. Said trade fixtures, equipment, furniture, cabling and personal property shall remain Tenant’s property and shall be maintained in good condition while on the Premises and removed by Tenant upon the expiration or earlier termination of the Lease. As a covenant which shall survive the expiration or earlier termination of this Lease, Tenant shall repair, at Tenant’s sole expense, or at Landlord’s election, reimburse Landlord for the cost to repair all damage caused by the installation, use, or removal of said trade fixtures, equipment, cabling, furniture, personal property or temporary improvements. All installations and fixtures shall, at Landlord’s election at any time, become the property of Landlord. If Tenant fails to remove any items required by Landlord prior to or upon the expiration or earlier termination of this Lease, Landlord, at its option and without liability to Tenant, may keep and use them or remove any or all of them and cause them to be stored or sold in accordance with applicable Laws, and Tenant shall, upon demand of Landlord, pay to Landlord as Additional Rent hereunder all costs and expenses incurred by Landlord in so storing and/or selling said items. In the event any such fixtures, equipment, and/or furniture of Tenant are sold by Landlord, the proceeds of such sale shall be applied, first, to all expenses of Landlord incurred in connection with storage and sale; second, to any amounts owed by Tenant to Landlord under this Lease or otherwise, and, third, the remainder, if any, shall be paid to Tenant.

9.02 Alterations

Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises, either at the inception of this Lease or subsequently during the Term, without obtaining the prior written consent of Landlord, in Landlord’s sole discretion. In no event may Tenant make any alteration, addition or improvement that (i) affects the structure or exterior of the Building or any building, mechanical, electrical or life safety systems or (ii) potentially causes the Premises or Building to fail to comply with Cannabis Laws or other Laws. Tenant shall deliver to Landlord the contractor’s name, state license number, a certificate of liability insurance naming Landlord and, at Landlord’s option, Landlord’s Lender(s) as an additional insured, as well as full and complete plans and specifications of all such alterations, additions or improvements, and any subsequent modifications or additions to such plans and specifications, and no proposed work shall be commenced or continued by Tenant until Landlord has received and given its written approval of each of the foregoing. Landlord shall either approve or disapprove any proposed alteration, addition or improvement within ten (10) business days following receipt of all of the foregoing items, and if Landlord fails to deliver notice of disapproval within ten (10) business days following receipt of all the foregoing items, Landlord’s consent is deemed withheld. Landlord’s consent or comments on any such plans shall not be deemed an express or implicit covenant or warrant that any plans or specifications submitted by Tenant are accurate, safe or sufficient or that the same comply with any applicable laws, ordinances, building codes, or the like. Tenant will indemnify, protect, defend and hold Landlord and the Landlord Parties, and the Premises harmless for, from and against any loss, damage, liability, claims, cost or expense, including attorneys’ fees and costs, incurred as a result of any defects in design, materials or workmanship resulting from Tenant’s alterations, additions or improvements to the Premises. All alterations, telephone or telecommunications lines, cables, conduits and equipment and all other additions or improvements to the Premises made by Tenant shall remain the property of Tenant until termination of this Lease, at which time they shall, unless otherwise elected by Landlord by written notice to Tenant, be and become the property of Landlord. Landlord may require Tenant to remove any partitions, counters, railings, telephone and telecommunications lines, cables, conduits and equipment and/or other improvements installed by Tenant, and Tenant shall repair all damage resulting from such removal or shall pay to Landlord all costs arising from such removal if Landlord shall demand the removal of such alterations, additions and improvements prior to lease expiration or earlier termination of this Lease and Tenant fails to remove and repair the Premises prior to Tenant’s vacation thereof. All repairs, alterations, additions and restorations by Tenant hereinafter required or permitted shall be done in a good and workmanlike manner and in compliance with the plans and specifications approved by Landlord and in compliance with all applicable Laws and rules of the insurers of the Premises and as-built plans and specifications shall be provided to Landlord by Tenant upon completion of the work. If required by Landlord, Tenant shall secure at Tenant’s own cost and expense a completion and lien indemnity bond or other adequate security, in form and substance reasonably satisfactory to Landlord. Notwithstanding anything to the contrary herein, Tenant may make those additions, alterations or improvements imposed by applicable Law in order to use the Premises for the purpose intended under this Lease without obtaining the consent of Landlord, but otherwise in strict accordance with the terms of this section.

9.03 Liens

Tenant shall promptly file and/or record, as applicable, all notices of completion provided for by law, and shall pay and discharge all claims for work or labor done, supplies furnished or services rendered at the request of Tenant or at the request of Landlord on behalf of Tenant, and shall keep the Premises free and clear of all contractor’s, mechanics’, materialmen’s and worker’s liens in connection therewith. Landlord shall have the right, and shall be given ten (10) business days written notice by Tenant prior to commencement of the work, to post or keep posted on the Premises, or in the immediate vicinity thereof, any notices of non-responsibility for any construction, alteration, or repair of the Premises by Tenant. If any such lien or notice preceding the filing of any lien is filed, Tenant shall cause same to be discharged of record within ten (10) days thereof. If said lien or potential encumbrance is not timely discharged by Tenant, Landlord may, but shall not be required to, take such action or pay such amount as may be necessary to remove such lien and Tenant shall pay to Landlord as Additional Rent any such amounts expended by Landlord, together with Interest thereon within ten (10) days after notice is received from Landlord of the amount expended by Landlord.

ARTICLE 10: USE AND COMPLIANCE WITH APPLICABLE LAWS

10.01 Premises Use and Compliance with Applicable Laws.

Tenant shall only use the Premises for the purposes described in Section 1.01 above, and uses customarily incidental thereto, and for no other use without the prior written consent of Landlord. Tenant shall, at Tenant’s sole cost and expense, comply with applicable Laws pertaining to Tenant’s business operations, alterations and/or specific use of the Premises. In connection with the immediately preceding sentence, Tenant and Landlord acknowledge their belief that this Lease of the Premises for the intended use relates to activities that they have been advised are lawful under the laws of the State of Michigan, yet not lawful under the laws of the United States.

10.02 Hazardous Materials

(a)	Defined Terms. “Hazardous Materials” means, among other things, any of the following, in any amount: (a) any petroleum or petroleum derived or derivative product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls and medical wastes; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “solid waste,” or words of similar import in any federal, state or local statute, law, ordinance or regulation or court decisions now existing or hereafter existing as the same may be interpreted by government offices and agencies. “Hazardous Materials Laws” means any federal, state or local statutes, laws, ordinances or regulations or court decisions now existing or hereafter existing that control, classify, regulate, list or define Hazardous Materials or require remediation of Hazardous Materials contamination.

(b)	Compliance with Hazardous Materials Laws. Tenant will not cause any Hazardous Material to be brought upon, kept, generated or used on the Project in a manner or for a purpose prohibited by or that could result in liability under any Hazardous Materials Law; provided, however, in no event shall Tenant allow any Hazardous Material to be brought upon, kept, generated or used in the Premises or on the Project other than those Hazardous Materials for which Tenant has received Landlord’s prior written consent to bring on (other than small quantities of cleaning or other/industrial supplies as are customarily used by a Tenant in the ordinary course of business in a general industrial business park facility). Tenant, at its sole cost and expense, will comply with (and obtain all permits required under) all Hazardous Materials Laws, groundwater wellhead protection laws, storm water management laws, fire protection provisions, and prudent industry practice relating to the presence, storage, transportation, disposal, release or management of Hazardous Materials in, on, under or about the Premises or the Project that Tenant brings upon, keeps, generates or uses in the Premises or on the Project (including, without limitation, but subject to this Section 10.02, immediate remediation of any Hazardous Materials in, on, under or about the Project that Tenant brings upon, keeps, generates or uses on the Project in compliance with Hazardous Materials Laws) and in no event shall Tenant allow any liens or encumbrances pertaining to Tenant’s use of Hazardous Materials to attach to any portion of the Project. On or before the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, will completely remove from the Premises or, as applicable, the Project (regardless whether any Hazardous Materials Law requires removal), in compliance with all Hazardous Materials Laws, all Hazardous Materials Tenant causes to be present in, on, under or about the Premises or the Project. Tenant will not take any remedial action in response to the presence of any Hazardous Materials in on, under or about the Premises or the Project, nor enter into (or commence negotiations with respect to) any settlement agreement, consent decree or other compromise with respect to any claims relating to or in any way connected with Hazardous Materials in, on, under or about the Premises or the Project, without first notifying Landlord of Tenant’s intention to do so and affording Landlord reasonable opportunity to investigate, appear, intervene and otherwise assert and protect Landlord’s interest in the Premises and/or the Project. Landlord shall have the right from time to time to inspect the Premises to determine if Tenant is in compliance with this Section 10.02.

(c)	Notice of Actions. Tenant will notify Landlord of any of the following actions affecting Landlord, Tenant or the Premises or the Project that result from or in any way relate to Tenant’s use of the Premises or the Project immediately after receiving notice of the same: (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened under any Hazardous Materials Law; (ii) any claim made or threatened by any person relating to damage, contribution, liability, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (iii) any reports made by any person, including Tenant, to any environmental agency relating to any Hazardous Material, including any complaints, notices, warnings or asserted violations. Tenant will also deliver to Landlord, as promptly as possible and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or the Project or Tenant’s use of the Premises or the Project. Upon Landlord’s written request, Tenant will promptly deliver to Landlord documentation acceptable to Landlord reflecting the legal and proper disposal of all Hazardous Materials removed or to be removed from the Premises. All such documentation will list Tenant or its agent as a responsible party and the generator of such Hazardous Materials and will not attribute responsibility for any such Hazardous Materials to Landlord or Landlord’s property manager.

(d)	Disclosure and Warning Obligations. Tenant acknowledges and agrees that all reporting and warning obligations required under Hazardous Materials Laws resulting from or in any way relating to Tenant’s use of the Premises or Project are Tenant’s sole responsibility, regardless whether the Hazardous Materials Laws permit or require Landlord to report or warn.

(e)	Indemnification. Tenant releases and will indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord and the Landlord Parties for, from and against any and all claims, liabilities, damages, losses, costs and expenses whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Premises or the Project (including water tables and atmosphere). Tenant’s obligations under this Section include, without limitation and whether foreseeable or unforeseeable, (i) the costs of any required or necessary repair, cleanup, detoxification or decontamination of the Premises or the Project; (ii) the costs of implementing any closure, remediation or other required action in connection therewith as stated above; (iii) the value of any loss of use and any diminution in value of the Premises or the Project, and (iv) consultants’ fees, experts’ fees and response costs. The Tenant’s obligations under this section survive the expiration or earlier termination of this Lease.

(f)	Environmental Site Assessments. Upon request by Landlord during the Term of this Lease, prior to the exercise of any renewal Term and/or prior to vacating the Premises, Tenant will obtain and submit to Landlord an environmental site assessment from an environmental consulting company reasonably acceptable to Landlord.

10.03 Signs

Tenant shall not paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering, or direction on any part of the outside of the Building or visible from the outside of the Premises, except as first approved by Landlord in writing. All signage shall comply with Landlord’s sign criteria as adopted and promulgated by Landlord from time to time, and with any declaration or covenants, conditions and restrictions affecting the Premises, and with all Laws.

10.04 Absolute Net Lease

Tenant understands and agrees that this Lease is what is commonly referred to as an absolute net lease. Tenant acknowledges and agrees, without limiting the generality of any other terms or provisions of this Lease, that it is the intent of the parties hereto that any and all amounts paid in this Lease to be paid by Tenant to Landlord, shall be net to Landlord, and any and all costs, expenses, sums, and charges incurred in connection with any common areas associated with or relating to the Premises or in connection with the operations thereon, including any and all Taxes, management and administrative fees and costs of repair, maintenance and operation of the Premises shall be paid by Tenant.

ARTICLE 11: DAMAGE AND DESTRUCTION

11.01 Reconstruction

If any part of the Premises is damaged or destroyed during the Term, Tenant shall diligently repair or rebuild it to substantially the condition in which it existed immediately prior to such damage or destruction, provided that Landlord shall have the right (by written notice to Tenant) to repair or rebuild the Premises at Tenant’s sole cost and expense, in which event Tenant shall promptly provide Landlord with the funds necessary, including insurance proceeds, to repair and restore the Building/Premises, as such repairs and restoration progresses, including on a monthly basis, as Landlord may determine. In no event shall any Rent be abated as a result of any damage or destruction to the Premises.

11.02 Excessive Damage or Destruction

If the Premises is damaged or destroyed to the extent that at least fifty percent (50%) of the Premises cannot, within Landlord’s reasonable discretion, with reasonable diligence, be fully repaired or restored within the earlier of (i) one hundred twenty (120) days after the date of the damage or destruction, or (ii) the expiration of the Term, Landlord may terminate this Lease by written notice to Tenant within thirty (30) days of the date of the damage or destruction. Tenant may reject Landlords termination and either if Landlord does not terminate the Lease, or Tenant rejects Landlord’s termination, this Lease shall remain in full force and effect. If the Lease remains in effect following any damage or destruction pursuant to this paragraph, Tenant shall be responsible at its sole expense for the reconstruction or reimprovement of the Premises in accordance with Article 9. Notwithstanding the foregoing, if Tenant’s repairs will result in the reconstruction or repair of the building to substantially the same condition that the Premises was in prior to the damage or destruction, Tenant shall not be required to get Landlord’s consent pursuant to Section 9.02.

11.03 Uninsured Casualty

Notwithstanding anything herein to the contrary, in the event of damage to or destruction of all or any portion of the Building, which damage or destruction is not fully covered by the insurance proceeds received by Tenant under the insurance policies described in Article 7, Landlord may terminate this Lease by written notice to Tenant given within sixty (60) days after the date of notice to Landlord that said damage or destruction is not so covered. If Landlord does not elect to terminate this Lease, this Lease shall remain in full force and effect and the Premises shall be repaired and rebuilt in accordance with the provisions for repair set forth in Section 11.01.

11.04 Waiver

This Lease sets forth the terms and conditions upon which this Lease may be terminated in the event of any damage or destruction. Accordingly, except for Tenant’s termination rights specifically set forth in this Article and as expressly set forth elsewhere in this Lease, Tenant hereby waives any right to terminate this Lease by reason of damage or casualty loss pursuant to any present or future laws or case decisions to the same effect.

ARTICLE 12: EMINENT DOMAIN

12.01 All of Premises Taken

If the whole of the Premises shall be taken either permanently or temporarily by any right of eminent domain or conveyance in lieu thereof (each being hereinafter referred to as “condemnation”), this Lease shall terminate as of the day possession shall be taken by the condemning authority.

12.02 Less Than All of Premises Taken

If twenty percent (20%) or more of the square footage in the Premises is taken by condemnation or if the remainder of the Premises is divided in two (2) or more units, then Landlord shall have the right to terminate this Lease upon written notice to Tenant delivered no later than the day possession shall be taken by such condemning authority whereupon this Lease shall terminate as of the day possession shall be taken by such condemning authority. Tenant may reject Landlord’s termination, if in Tenant’s sole discretion, it is still viable for Tenant’s use. If there is a termination of the Lease under this Article, Tenant shall pay Rent and perform all of its other obligations under this Lease up to that date. If this Lease is not so terminated, the square footage of the Premises shall be accordingly adjusted as of the date of the taking, Rent shall be accordingly adjusted and any pre-paid Rent shall be proportionately credited or debited to Tenant. Thereafter, the Rent shall be based on the square footage of the Premises. Landlord agrees, at Landlord’s cost and expense, as soon as reasonably possible, to restore the Premises on the land remaining to a complete unit of like quality and character as existed prior to such appropriation or taking, provided that Landlord shall not be required to expend more on such restoration than the condemnation award received by Landlord (less all expenses, costs, legal fees and court costs incurred by Landlord in connection with such award).

12.03 Ownership of Award

All damages for any condemnation of all or any part of the Premises shall belong to Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest to any such award. Although all damages in the event of any condemnation are to belong to Landlord, Tenant shall also have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all damage to Tenant’s business by reason of the condemnation and for or on account of any cost or loss which Tenant might incur in removing Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment provided the same does not reduce Landlord’s award.

ARTICLE 13: DEFAULT

13.01 Events of Default

The occurrence of any of the following events shall constitute an “Event of Default” on the part of the Tenant under this Lease:

(a)	Tenant fails to pay within five (5) days after the due date any installment of Rent or other payment required pursuant to this Lease without the requirement of any notice, provided that for the first instance each Lease Year of any late payment of Rent or other payment required pursuant to this Lease, Landlord will give written notice to Tenant of its failure and Tenant shall have five (5) business days thereafter to cure.

(b)	Tenant vacates or abandons the Premises, whether or not Tenant is in default of the Rent payments due under this Lease;

(c)	Tenant fails to comply with any term, provision, or covenant of this Lease, and such failure is not cured within ten (10) days after written notice thereof to Tenant (said notice being in lieu of, and not in addition to, any notice required as a prerequisite to a forcible entry and detainer or similar action for possession of the Premises); provided that if any such failure does not involve the payment of any monetary sum, is not willful or intentional, does not place any rights or property of Landlord in immediate jeopardy, and is within the reasonable power of Tenant to promptly cure after receipt of notice of such failure, all as determined by Landlord in its reasonable discretion, and if the nature of such cure is such that a longer cure period is necessary, Tenant shall only be in default if Tenant shall have failed to commence such cure within said ten (10) day period and thereafter to have diligently prosecuted such cure to completion within sixty (60) days after Landlord’s written notice of such failure to Tenant;

(d)	Tenant shall file a petition or be adjudged a debtor or bankrupt or insolvent under the United States Bankruptcy Code, as amended, or any similar law or statute of the United States or any State; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant and such appointment or petition, if involuntary, is not dismissed within sixty (60) days of filing;

(e)	Tenant makes an assignment for the benefit of creditors;

(f)	Any insurance required to be maintained by Tenant pursuant to this Lease is cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease and such default continues for more than ten (10) days after Landlord gives Tenant written notice of such default;

(g)	Tenant shall attempt or there occurs any assignment, subleasing or other transfer of Tenant’s interest in or with respect to this Lease except as otherwise permitted in this Lease; and/or

(h)	Tenant fails to replenish or increase, as applicable, the Security Deposit in accordance with the provisions of this Lease and such failure continues for more than ten (10) days after Landlord gives Tenant written notice of the same.

13.02 Remedies

(a)	Upon the occurrence of any Event of Default set forth in this Lease, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant, in the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant: (i) any unpaid Rent which has been earned at the time of such termination plus Interest at the rates contemplated by this Lease; plus (ii) the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided plus interest at the rates contemplated by this Lease; plus (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (iv) the unamortized balance of the value of any free rent, tenant improvement costs, commissions and any other monetary concessions provided to Tenant pursuant to this Lease, as amortized over the initial Term of this Lease; plus (v) any other amount necessary to compensate Landlord for all the damages caused by Tenant’s failure to perform Tenant’s obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, costs to restore the Premises to good condition, costs to remodel, renovate or otherwise prepare the Premises, or portions thereof, for a new tenant, leasing commissions, marketing expenses, reasonable attorneys’ fees, and free rent, moving allowances and other types of leasing concessions. As used in Subsections 13.02(a) (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(b)	In the event of any Event of Default by Tenant, Landlord shall also have the right with or without terminating this Lease, to re-enter the Premises, in compliance with any and all applicable Laws or Rules surrounding Tenant’s Use, and remove all persons and property from the Premises if Tenant fails to comply within the ten (10) day period described above; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord shall be construed as an acceptance of a surrender of the Premises or an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

(c)	In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord elects to re-enter as provided above or takes possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by Law, then if Landlord does not elect to terminate this Lease, Landlord may from time to time, without terminating this Lease, either recover all Rent as it becomes due or re-let the Premises or any part thereof for the Term on terms and conditions as Landlord determines in its sole discretion.

(d)	In the event that Landlord elects to re-let, the rents received by Landlord from such relating shall be applied: first to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second to the payment of any costs of re-letting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Rent due and unpaid; and the residual, if any, shall be held by Landlord and applied to payment of future Rent as the same shall become due and payable hereunder. Should that portion of such rents received from such re-letting during the month, which is applied to the payment of Rent, be less than the Rent payable during that month by Tenant hereunder, then Tenant shall pay any such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as is certain, any of the costs and expenses incurred by Landlord in such re-letting or in making such alterations and repairs not covered by the rents received from such re-letting.

(e)	All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar acts by Tenant.

13.03 Landlord’s Default

Except as otherwise provided in this Lease, Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder within a reasonable time after its receipt of written notice from Tenant notifying Landlord of any breach of its obligations under this Lease. If Landlord defaults under this Lease and if, as a consequence of such default, Tenant recovers a money judgment against Landlord, such judgment shall be satisfied against the right, title and interest of Landlord in the Premises including, but not limited to, the rents, proceeds and profits derived therefrom as the same may then be constituted and encumbered, and Landlord shall not be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord other than its right, title and interest in the Premises including, but not limited to, the rents, proceeds and profits derived therefrom. Upon any such uncured default by Landlord, Tenant may exercise any of its rights provided at law or in equity; provided, however: (a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease, except to the extent offset rights are specifically provided to Tenant in this Lease; (b) Tenant shall have no right to terminate this Lease; and (c) Tenant’s rights and remedies hereunder shall be limited to the extent (i) Tenant has expressly waived in this Lease any of such rights or remedies and/or (ii) this Lease otherwise expressly limits Tenant’s rights or remedies. Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, members or shareholders of Landlord or Landlord’s partners, and Tenant shall not seek recourse against the individual partners, directors, officers, members or shareholders of Landlord or against Landlord’s partners or any other persons or entities having any interest in Landlord, or any of their personal assets for satisfaction of any liability with respect to this Lease. In no event shall Landlord or any Landlord Parties ever be liable pursuant to this Lease for lost profits or consequential, speculative or punitive damages.,.

13.04 Reserved

13.05 Tenant’s Property to Remain

If there is an Event of Default, all of Tenant’s furniture, fixtures, equipment, improvements, additions, alterations, and other personal property shall, that Landlord may lawfully possess, at the election of Landlord, remain on the Premises and, in that event and continuing during the length of said default, Landlord shall have the right to take exclusive possession of same and to use same, without cost, until all defaults are cured or, at its option, at any time during the Term to require Tenant to forthwith remove same.

ARTICLE 14: FILING OF PETITION

14.01 Tenant’s Bankruptcy

Landlord and Tenant (as either debtor or debtor-in-possession) agree that if a petition (“Petition”) is filed by or against Tenant under any Chapter of Title 11 of the United States Code (the “Bankruptcy Code”), the following provisions shall apply:

(a)	Adequate protection for Tenant’s obligations accruing after filing of the Petition and before this Lease is rejected or assumed shall be provided within 15 days after filing in the form of a security deposit equal to three months’ Base Rent and Additional Rent and other Lease charges, to be held by the court or an escrow agent approved by Landlord and the court.

(b)	The sum of all amounts payable by Tenant to Landlord under this Lease constitutes reasonable compensation for the occupancy of the Premises by Tenant.

(c)	Tenant or Trustee shall give Landlord at least 30 days written notice of any vacating or abandonment of the Premises or any proceeding relating to administrative claims. If Tenant vacates or abandons without notice, Tenant or Trustee shall stipulate to entry of an order for relief from stay to permit Landlord to reenter and re-let the Premises.

(d)	If Tenant failed to timely and fully perform any of its obligations under this Lease before the filing of the Petition, whether or not Landlord has given Tenant written notice of that failure and whether or not any time period for cure expired before the filing of the Petition, Tenant shall be deemed to have been in default on the date the Petition was filed for all purposes under the Bankruptcy Code.

(e)	For the purposes of Section 365(b)(1) of the Bankruptcy Code, prompt cure of defaults shall mean cure within 30 days after assumption.

(f)	For the purposes of Section 365(b)(1) and 365(f)(2) of the Bankruptcy Code, adequate assurance of future performance of this Lease by Tenant, Trustee or any proposed assignee will require that Tenant, Trustee or the proposed assignee deposit three months of Base Rent and Additional Rent into an escrow fund (to be held by the court or an escrow agent approved by Landlord and the court) as security for such future performance. In addition, if this Lease is to be assigned, adequate assurance of future performance by the proposed assignee shall require that: (i) the assignee have a tangible net worth not less than the net worth of Tenant as of the Commencement Date or that such assignee’s performance be unconditionally guaranteed by a person or entity that has a tangible net worth not less than the net worth of Tenant as of the Commencement Date; (ii) the assignee demonstrate that it possesses a history of success in operating a business of similar size and complexity in a similar market as Tenant’s business; and (iii) assignee assume in writing all of Tenant’s obligations relating to the Premises or this Lease.

(g)	If Tenant or Trustee intends to assume and/or assign this Lease, Tenant or Trustee shall provide Landlord with 30 days written notice of the proposed action, separate from and in addition to any notice provided to all creditors. Notice of a proposed assumption shall state the assurance of prompt cure, compensation for loss and assurance of future performance to be provided to Landlord. Notice of a proposed assignment shall state: (i) the name, address, and federal tax identification and registration numbers of the proposed assignee; (ii) all of the terms and conditions of the proposed assignment, and (iii) the assignee’s proposed adequate assurance of future performance to be provided to Landlord.

(h)	If Tenant is in default under this Lease when the Petition is filed, Landlord shall not be required to provide Tenant or Trustee with services or supplies under this Lease or otherwise before Tenant assumes this Lease, unless Tenant compensates Landlord for such services and supplies in advance.

ARTICLE 15: ASSIGNMENT AND SUBLETTING

15.01 Prohibition

Tenant shall not assign, mortgage, pledge or otherwise transfer or encumber this Lease, in whole or in part, nor sublet, license, assign, or permit occupancy by any party other than Tenant of all or any part of the Premises (all of the foregoing, a “Transfer”), without the prior written consent of Landlord, which may not be unreasonably withheld. Tenant shall at the time Tenant requests the consent of Landlord, deliver to Landlord such information in writing as Landlord may reasonably require respecting the proposed assignee or subtenant including, without limitation, the name, address, nature of business, ownership, financial responsibility and standing of such proposed assignee or subtenant and Landlord shall have not less than twenty (20) business days after receipt of all required information to elect one of the following: (a) consent to such proposed assignment, encumbrance or sublease, or (b) refuse such consent. In addition, as a condition to Landlord’s consent to any assignment, sublease or encumbrance of this Lease shall be the delivery to Landlord of a true copy of the fully executed instrument of assignment, transfer or encumbrance and an agreement executed by the assignee, sublessee or other transferee in form and substance satisfactory to Landlord and expressly enforceable by Landlord, whereby the assignee assumes and agrees to be bound by the terms and provisions of this Lease and perform all the obligations of Tenant hereunder with respect to the assigned or subleased portion of the Premises. No assignment or subletting by Tenant shall relieve Tenant or Guarantor of any obligation under this Lease, including Tenant’s obligation to pay Base Rent and Additional Rent hereunder except for an assignment or replacement guarantor described in Section 15.06. Any purported assignment or subletting contrary to the provisions hereof without consent shall be void. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment of subletting.

15.02 Excess Rental

If pursuant to any sublease, Tenant receives rent, either initially or over the Term of the sublease, in excess of the Rent called for hereunder, or in the case of this sublease of a portion of the Premises in excess of such Rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, Tenant shall pay to Landlord, as Additional Rent hereunder the following percentage of each such payment of rent received by Tenant promptly after its receipt: (i) fifteen (15%) for any portion of 23634 Woodward Ave, (ii) fifty percent (50%) for any portion of 23616 and 23622 Woodward Ave, and (iii) twenty-five percent (25%) for any portion of 23600 Woodward Ave.

15.03 Scope

The prohibition against assigning or subletting contained in this Article 15 shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease be assigned, or if the underlying beneficial interest of Tenant is transferred, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may collect Rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved and apportion any excess Rent so collected in accordance with the terms of the immediately preceding paragraph, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

15.04 Waiver

Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or sublessee or failure of Landlord to take action against any assignee or sublease, Tenant hereby agrees that Landlord may, at its option, and upon not less than ten (10) days’ notice to Tenant, proceed against Tenant without having taken action against or joined such assignee or sublessee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.

15.05 Change in Control

If Tenant is a limited liability company or a partnership, a withdrawal of or change in general partners or members, in one or more transfers, owning more than a fifty one percent (51%) interest, shall constitute a prohibited transfer and shall be subject to the provisions of this Article 15. If Tenant is a corporation, a transfer of fifty one percent (51%) or more of the corporation’s stock or assets in one or more transfers, or a change in the control of such company pursuant to a merger, consolidation, sale of assets or otherwise of more than fifty one percent shall be deemed for the purposes hereof to be a prohibited transfer, and shall be subject to the provisions of this Article 15.

15.06 Permitted Transfers

Notwithstanding the foregoing, Tenant shall have the right to Transfer, without Landlord’s prior written consent, all of Tenant’s interest in this Lease and the Premises to: (i) any person that as of the date of determination and at all times thereafter directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Tenant; (ii) any entity which is the surviving entity in connection with a merger, consolidation or reorganization; or (iii) any entity that purchases all or substantially all of Tenant’s assets (each, a “Permitted Transfer”), provided that (A) Tenant notifies Landlord in writing at least thirty (30) days prior to the effectiveness of such Permitted Transfer, (B) such Permitted Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease, (C) Tenant remains fully liable under this Lease, (D) the person that will be the tenant under this Lease after the Permitted Transfer has a net worth (as of both the day immediately prior to and the day immediately after the Permitted Transfer) that is equal to or greater than the net worth of the transferring Tenant, and (E) Tenant otherwise satisfies the requirements of this Article with respect to such Permitted Transfer.  Tenant’s notice to Landlord of such Permitted Transfer shall include information and documentation showing that each of the above conditions has been satisfied, which documentation shall be reasonably acceptable to Landlord. In the event of a permitted transfer pursuant to this Section 15.06, Guarantors may provide replacement guarantor(s) with a combined tangible net worth of at least $25,000,000, then upon the effective date of such assignment or other transfer, Tenant and Guarantor shall be relieved of any further liability under this Lease and the Guaranty. Landlord shall have the right to request and review, and Tenant and Guarantor shall provide, commercially reasonable documentation to confirm that the net worth requirement for such transferee and guarantor(s) has been met as a condition precedent to the effectiveness of the foregoing release. Provided that the foregoing net worth requirement has been met, then if requested by Tenant or Guarantor, Landlord agrees to confirm such release in writing, in which case, upon the replacement guarantor(s) execution of a Guaranty in the form attached as Exhibit D, each of the Guarantors shall be released from their respective obligations as Guarantor hereunder.

In addition, in the event Tenant desires to sublet any portion of the Premises for a use other than Tenant’s Use (and provided Tenant continues to operate Tenant’s Use within the Premises), Tenant shall deliver to Landlord the sublease instrument and any associated documents as provided in Section 15.01, and Landlord agrees not to unreasonably withhold consent from any such sublease. It shall be deemed reasonable for Landlord to withhold consent on any requested sublease or Transfer which may affect the cannabis related entitlements issued for and on the Premises.

ARTICLE 16: ESTOPPEL CERTIFICATE, ATTORNMENT AND SUBORDINATION

16.01 Estoppel Certificate

Within ten (10) days after request by Landlord, or if on any sale, assignment or hypothecation by Landlord of Landlord’s interest in the Premises, or any part thereof, an estoppel certificate shall be required from Tenant, Tenant shall deliver to the requesting party a statement in writing: (a) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect; (b) certifying the dates to which the Rent and other charges are paid in advance, if any; (c) acknowledging that there are not, to such party’s knowledge, any uncured defaults on the part of the requesting party hereunder, or specifying such defaults if they are claimed; and (d) certifying to such other matters, relative to the Premises, this Lease and Tenant, as Landlord may request. Any such statement may be relied upon by any prospective purchaser or lender of all or any portion of the Premises or any leasehold interest therein. The failure to deliver such statement within such time shall, at Landlord’s option be an Event of Default hereunder and shall be conclusive and binding upon the party upon whom the request is made that: (i) this Lease is in full force and effect, without modification except as may be represented by the requesting party; (ii) there are no uncured defaults on the requesting party’s performance; and (iii) no Rent has been paid in advance.

16.02 Attornment

Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage or deed of trust made by Landlord, its successors or assigns, encumbering the Premises or the Building, or any part thereof or in the event of termination of a ground lease, if any, and if so requested, attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as Landlord under this Lease; provided, that such purchaser recognizes Tenant’s rights under this Lease and agrees not to disturb Tenant’s quiet possession of the Premises for so long as Tenant is not in default hereunder.

16.03 Subordination

The rights of Tenant hereunder are and shall be, at the election of any mortgagee or the beneficiary of a deed of trust encumbering the Project (or the portion thereof on which the Building is located) and/or Building, subject and subordinate to the lien of such mortgage or deed of trust, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereof. If requested, Tenant agrees to execute such documentation as may be required by Landlord or its lender to further effect the provisions of this Article 16 in such form as reasonably requested by Landlord or its Lender. In return for such promises, Landlord, its successors, assigns, mortgagors and any other agrees not to disturb Tenant’s quiet possession of the Premises for so long as Tenant is not in default hereunder.

16.04 Recording

Tenant covenants and agrees with Landlord that Tenant shall not record this Lease or any memorandum thereof without Landlord’s prior written consent. Notwithstanding the provisions of Section 16.04, in the event that Landlord or its lender requires this Lease or a memorandum thereof to be recorded in priority to any mortgage, deed of trust or other encumbrance which may now or at any time hereafter affect in whole or in part the Premises, and whether or not any such mortgage, deed of trust or other encumbrance shall affect only the Premises, or shall be a blanket mortgage, deed of trust or encumbrance affecting other premises as well, Tenant covenants and agrees with Landlord that Tenant shall execute promptly upon request from Landlord any certificate, priority agreement or other instrument which may from time to time be requested to give effect thereto.

ARTICLE 17: MISCELLANEOUS

17.01 Notices

All notices or other communications required or provided to be sent by either party be in writing and shall be sent (i) by United States Postal Service, postage prepaid, certified, return receipt requested; or (ii) by any nationally known next business day delivery service; or (iii) by courier; or (iv) by email transmission; or (v) in person. All notices shall be deemed to have been given two business days following deposit in the United States Postal Service or upon delivery if sent by next business day delivery service, courier, or personally delivered and upon confirmed transmission if sent via email. All notices shall be addressed to the party at the address provided in Section 1.01.

17.02 Successors Bound

This Lease and each of its covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective assignees, subject to the provisions hereof. Whenever in this Lease a reference is made to Landlord, such reference shall be deemed to refer to the person in whom the interest of Landlord shall be vested, and Landlord shall have no obligation hereunder as to any claim arising after the transfer of its interest in the Building. Any successor or assignee of the Tenant who accepts an assignment of the benefit of this Lease and enters into possession or enjoyment hereunder shall thereby assume and agree to perform and be bound by the covenants and conditions thereof. Nothing herein contained shall be deemed in any manner to give a right of assignment without the prior written consent of Landlord pursuant to, or otherwise as provided in, Article 15 hereof.

17.03 Waiver

No waiver of any default or breach of any covenant by either party hereunder shall be implied from any omission by either party to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver and said waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by either party requiring further consent or approval shall not be deemed to waive or render unnecessary their consent or approval to or of any subsequent similar acts.

17.04 Subdivision and Easements

Landlord reserves the right to: (a) subdivide the Premises; (b) alter the boundaries of the Premises; and (c) grant easements on the Premises and dedicate for public use portions thereof; provided, however, that no such grant or dedication shall materially interfere with Tenant’s use of the Premises. Tenant hereby consents to such subdivision, boundary revision, and/or grant or dedication of easements and agrees from time to time, at Landlord’s request, to execute, acknowledge and deliver to Landlord, in accordance with Landlord’s instructions, any and all documents, instruments, maps or plats necessary to effectuate Tenant’s consent thereto.

17.05 Landlord’s Reserved Rights

Landlord reserves the right from time to time, provided that Tenant’s use of the Premises is not materially and adversely affected thereby, to: (a) install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to the Premises or other parts of the Premises above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduit, wires and appurtenant meters in the Premises which are located or located elsewhere outside the Premises; (b) make changes to any Common Areas and/or the parking facilities located thereon, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways, as long as such changes comply with, or Landlord seeks approval of the municipality for a modification of, the use granted on the Premises; (c) close temporarily all or any portion of Common Areas and/or the Premises in order to perform any of the foregoing or any of Landlord’s obligations under this Lease, so long as reasonable access to the Premises remains available during normal business hours, except in emergencies; and (d) alter, relocate or expand, and/or to add additional structures and improvements to, or remove same from, all or any portion of the Premises and/or the Common Areas as long as such changes comply with, or Landlord seeks approval of the municipality for a modification of, the use granted on the Premises.

17.06 Accord and Satisfaction

No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease unless agreed upon in writing or electronic writing between the parties.

17.07 Limitation of Landlord’s and Tenant’s personal liabilities

Except as stated in Exhibit D, the obligations of Landlord and Tenant under this Lease do not constitute personal obligations of the individual partners, directors, officers, members, employees or shareholders of each respective party or their partners, and each party shall look solely to the named entities on this Lease, and the rents and profits therefrom, for satisfaction of any liability in respect to this Lease and will not seek recourse against the individual partners, directors, officers, members, employees or shareholders of either party, or their partners or any of their personal assets for such satisfaction. Nothing herein shall abrogate the rights of any party to pursue any other party for a tort action committed that party him or herself.

17.08 Survival

The obligations and liabilities of each party which are incurred or accrue prior to the expiration or termination of this Lease or of Tenant’s right of possession shall survive such expiration or termination, as shall all provisions by which a party is to provide defense and indemnity to the other party, all provisions waiving or limiting the liability of Landlord, and all attorneys’ fees provisions.

17.09 Attorneys’ Fees

In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease or in the event suit is brought for the recovery of any Rent due under this Lease or the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord and/or eviction of Tenant, the substantially prevailing party will be entitled to a reasonable sum for attorneys’ fees, witness fees and other court costs, both at trial and on appeal.

17.10 Captions and Article Numbers

The captions, article, paragraph and Section numbers and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent or such Sections or articles of this Lease nor in any way affect this Lease.

17.11 Severability

If any Term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Lease, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

17.12 Governing Law, Dispute Resolution and Venue

This Lease shall be construed in accordance with the laws of the State of Michigan without regard to conflicts of laws principles thereof and all questions concerning the validity and construction hereof shall be determined in accordance with the laws of said state. In the event of any dispute under this Lease, proper venue shall be the federal or state courts located in Oakland County, Michigan.

In the event a party is in breach of this Lease and the failure of a party to cure said breach in a timely manner, pursuant to this Lease, to the other party’s reasonable satisfaction within the period set forth herein, the other party or parties, in addition to and not in limitation of any other rights and remedies available to such other party or parties at law or in equity, shall have the right to seek injunctive relief and/or the appointment of a receiver.

The forgoing notwithstanding, the parties hereby agree to attempt to resolve all differences among themselves by non-binding mediation. In the event of a dispute, either party may demand mediation (a settlement conference). If the parties fail to agree upon a mediator within five (5) business days of demand for mediation, either party may petition the Oakland County Circuit Court in Michigan for the appointment of a mediator. If the dispute is not resolved by agreement of all parties within thirty (30) calendar days of the appointment of a mediator, or within forty-five (45) days after the written request for mediation is transmitted to the other party, either party may commence arbitration. The parties shall split the mediator’s fee.

If mediation is not timely commenced or fails, all disputes among the parties to this Lease shall be settled by binding arbitration, by one arbitrator, according to the then-current AAA rules. The parties to the arbitration shall split the arbitrator’s fees equally. The arbitrator’s decision shall be final and binding and may be enforced according to the Uniform Arbitration Act and/or enforced in any court of competent jurisdiction. The arbitrator may award injunctive relief and may award attorney fees and/or costs to the prevailing party or parties.

17.13 Submission of Lease

The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of or option for leasing the Premises. This document shall become effective and binding only upon execution and delivery hereof by Landlord and Tenant. No act or omission of any officer, employee or agent of Landlord or Tenant shall alter, change or modify any of the provisions hereof.

17.14 Surrender and Holding Over

Upon the expiration or earlier termination of the Term, Tenant shall (i) deliver up and surrender to Landlord possession of the Premises broom clean, free of debris, in good order, condition and state of repair (except as may be Landlord’s obligation under this Lease and ordinary wear and tear), (ii) subject to any Landlord lien rights under this Lease or at law, remove all of Tenant’s movable furniture, trade fixtures or other personal property including interior and exterior signage, and repair any damage caused by such removal, and (iii) deliver the keys (and any combinations, as applicable) to the Premises to Landlord. For purposes of this Section, the term “trade fixtures” shall not include any permanently affixed items or equipment (such as without limitation plumbing fixtures, HVAC equipment, kitchen hoods and walk-in coolers), carpeting, floor coverings, attached shelving/cabinetry, lighting fixtures (other than freestanding lamps), wall coverings, or similar Tenant improvements which shall remain on the Premises at the expiration or earlier termination of this Lease unless otherwise requested by Landlord in writing. If not sooner terminated as herein provided, this Lease shall terminate at the end of the Term as provided for in Article 3 without the necessity of notice from either Landlord or Tenant to terminate same, Tenant hereby waiving notice to vacate the Premises and agreeing that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of the Premises from a tenant holding over.

Should Tenant, or any of its successors in interest, hold over the Premises or any part thereof after the expiration or earlier termination of this Lease without Landlord’s prior written consent, such holding over shall constitute and be construed as tenancy at sufferance only, at a monthly rent equal to one hundred fifty percent (150%) of the Base Rent payable for the final month of the Term of this Lease and otherwise upon the terms and conditions in the Lease, so far as applicable. Should Tenant, or any of its successors in interest, hold over the Premises or any part thereof after the expiration or earlier termination of this Lease with Landlord’s prior written consent, such holding over shall constitute and be construed as a tenancy from month to month only, at a monthly rent equal to one hundred fifty percent (150%) of the Base Rent payable for the final month of the Term of this Lease and otherwise upon the terms and conditions in the Lease, except that Landlord may terminate the tenancy on 10 days prior written notice to Tenant. The acceptance by Landlord of Rent after such expiration or early termination shall not result in a renewal or extension of this Lease. The foregoing provisions of this Section 17.14 are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises on the expiration of this Lease and/or to remove all Tenant’s fixture and/or personal property pursuant to this Lease, Tenant shall indemnify and hold Landlord harmless for, from and against all claims, damages, including consequential damages, loss and liability, including without limitation, any claim made by any succeeding tenant resulting from such failure to surrender by Tenant and any attorneys’ fees and costs incurred by Landlord with respect to any such claim.

17.15 Parking

Tenant and Landlord have entered into certain parking agreements related to parking on or adjacent to the Premises, such agreements attached hereto as Exhibit E (the “Parking Agreements”). If there is any conflict between a Parking Agreement and this Lease, this Lease governs and controls.

17.16 Quiet Enjoyment

Tenant, on performing the covenants and observing the conditions of this Lease, at all times during the Term shall have the peaceable enjoyment of the Premises without hindrance or disturbance by Landlord or any person claiming through or under it or any person having or claiming paramount title.

17.17 Broker; Agency Disclosure

Each of Tenant and Landlord warrant that it has had no discussions, negotiations and/or other dealings with any real estate broker or agent in connection with the negotiation of this Lease other than the Broker(s) identified in Section 1.01 (“Brokers”), and that it knows of no other real estate broker or agent who is or may be entitled to any commission or finder’s fee in connection with this Lease. Each of Tenant and Landlord agrees to indemnify the other and hold the other harmless for, from and against any and all demands, claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation, attorneys’ fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of such party’s discussions, negotiations and/or dealings with any real estate broker or agent. This Section 17.17 is not intended to benefit any third parties and shall not be deemed to give any rights to brokers or finders. No commission(s) or finders fee(s) shall be paid to Tenant, employee(s) of Tenant or any unlicensed representative of Tenant.

17.18 Landlord’s Right to Perform

Upon Tenant’s failure to perform any obligation of Tenant hereunder after notice from Landlord pursuant to Article 13 above (if notice is required pursuant to Article 13 above), including without limitation, Tenant’s failure to pay Tenant’s insurance premiums, charges of contractors who have supplied materials or labor to the Premises, etc., Landlord shall have the right to perform such obligation of Tenant on behalf of Tenant and/or to make payment on behalf of Tenant to such parties. Tenant shall reimburse Landlord the reasonable cost of Landlord’s performing such obligation on Tenant’s behalf, including reimbursement of any amounts that may be expended by Landlord, plus interest at the Default Rate, as Additional Rent.

17.19 Assignment by Landlord

Landlord may freely sell, assign or otherwise transfer all or any portion of its interest under this Lease or in the Premises, and in the event of any such transfer, the party originally executing this Lease as Landlord, and any successor or affiliate of such party, shall be relieved of any and all of its obligations under this Lease from and after the date of such transfer.. Tenant shall thereafter be bound to the transferee with the same effect as though the latter had been the original Landlord, provided that the transferee assumes and agrees to carry out all the obligations of Landlord. If any Security Deposit is given by Tenant to secure performance of Tenant’s covenants hereunder, Landlord may transfer such Security Deposit to any purchaser and thereupon Landlord shall be discharged from any further liability in reference thereto. Notwithstanding anything in this Lease to the contrary, however, in no event shall Landlord’s lender, who may have succeeded to the interest of Landlord by foreclosure, deed in lieu of foreclosure, or any other means, have any liability for any obligation of Landlord to protect, defend, indemnify or hold harmless Tenant or any other person or entity except for those matters arising from the lender’s breach of the terms of this Lease after the date of such foreclosure, deed in lieu of foreclosure or any other means.

17.20 Entire Agreement

This Lease sets forth all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between Landlord and Tenant other than as are herein set forth, except as provided for herein with respect to the CASA. No subsequent alteration, amendment, change or addition to the Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

17.21 Guarantor

Tenant’s obligations under this Lease shall be guaranteed by the Guarantor(s) in Exhibit D of this lease (“Guarantor”), to be evidenced by an instrument of guaranty. This Lease is not effective until such instrument has been executed and delivered by Guarantor(s) to Landlord, and Landlord shall have executed and delivered this Lease to Tenant.

17.22 Exhibits

Exhibits A through Exhibits E and any additional Exhibits added and attached to this Lease are by this reference incorporated herein.

17.23 Time

Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

17.24 Prior Agreement or Amendment

This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in the Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

17.25 Excused Delays

Except as otherwise set forth in this Section 17.25, neither party shall have liability to the other on account of the following acts (each of which is an “Excused Delay” and jointly all of which are “Excused Delays”)” which shall include: (a) the inability to fulfill, or delay in fulfilling, any obligations under this Lease by reason of strike, lockout, other labor trouble, dispute or disturbance; (b) governmental regulation, moratorium, action, preemption or priorities or other controls of general application; (c) shortages of fuel, supplies or labor; (d) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises by reason of any requirement, act or omission of the public utility or others furnishing the Building with electricity or water; or (e) for any other reason, whether similar or dissimilar to the above, or for act of God beyond a party’s reasonable control. f this Lease specifies a time period for performance of an obligation of a party, that time period shall be extended by the period of any delay in the party’s performance caused by any of the events of Excused Delay described herein; provided, that notwithstanding anything to the contrary above, no payment of money (whether as Base Rent, Additional Rent, or any other payment due under this Lease) shall be postponed, delayed or forgiven by reason of any of the foregoing events of Excused Delays.

17.26 Authority to Bind Tenant

The individuals signing this Lease on behalf of Tenant hereby represent and warrant that they are empowered and duly authorized to bind Tenant to this Lease. If Tenant is a corporation, limited liability company or limited or general partnership, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant, in accordance with a duly adopted resolution or consents of all appropriate persons or entities required therefor and in accordance with the formation documents of tenant, and that this Lease is binding upon Tenant in accordance whit its terms. Simultaneously with execution of this Lease, Tenant shall deliver to Landlord a copy of the appropriate resolution or consent, certified by an appropriate officer, partner or manager of Tenant, authorizing or ratifying the execution of this Lease.

17.27 Interpretation

The parties hereto specifically acknowledge and agree that the terms of this Lease have been mutually negotiated and the parties hereby specifically waive the rule or principle of contract construction which provides that any ambiguity in any term or provision of a contract will be interpreted or resolved against the party which drafted such term or provision.

17.28 Anti-Terrorism and AML Representation and Indemnification

Tenant certifies that: (i) neither it nor its officers, directors or controlling owners are acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order, the United States Department of Justice, or the United States Treasury Department as a terrorist, “Specially Designated National or Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control (“SDN”); (ii) neither it nor its officers, directors or controlling owners are engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation; and (iii) neither it nor its officers, directors or controlling owners are in violation of Presidential Executive Order 13224, the USA Patriot Act, the Bank Secrecy Act, the Money Laundering Control Act or any regulations promulgated pursuant thereto. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorneys’ fees and costs) arising from or related to any breach of the foregoing certification. Should Tenant, during the Term, be designated an SDN, Landlord may, at its sole option, terminate this Lease.

17.29 Landlord’s Right to Terminate

In the event that Landlord is advised in writing by any federal, state or local government or governmental authority that Landlord is subject to seizure of its property or other adverse civil or criminal liability, if it does not terminate Tenant’s right to cultivate and/or dispense and/or sell marijuana upon the Premises, or if the cultivation and/or dispensing or sale of cannabis is declared to be unenforceable or is modified to prohibit the dispensing, sale or cultivation of cannabis upon the Premises, or if any federal, state or local governmental authority enforces or threatens, with reasonably certainty of action, to enforce any laws that prohibit the dispensing, sale or cultivation of cannabis upon the Premises, or if any other zoning regulation, rule or regulation is modified to prohibit sale, cultivation or possession of cannabis upon the Premises, Landlord may terminate this Lease at its sole discretion, without liability to Tenant.

17.30 Tenant’s Representations, Warranties and Covenants

(a)	Organization, Authority and Status. Tenant is duly organized or formed, validly existing and in good standing under the laws of its state of incorporation or formation. Tenant is qualified as a foreign corporation, partnership or limited liability company, as the case may be, to do business in the state where the Premises are located. All necessary action has been taken to authorize the execution, delivery and performance by Tenant of this Lease. Tenant is not a “foreign corporation”, “foreign partnership”, “foreign trust”, “foreign limited liability company” or “foreign estate”, as those terms are defined in the Internal Revenue Code and the regulations promulgated pursuant to the Internal Revenue Code. The person(s) who have executed this Lease on behalf of Tenant are duly authorized to do so. Tenant shall, at all times during the Term, maintain itself in good standing under the laws of its state of incorporation or formation, and in the state where the Premises are located.

(b)	Enforceability. Upon execution by Tenant, this Lease shall constitute the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms.

(c)	Litigation. There are no suits, actions, proceedings or investigations pending, or, to the best of its knowledge, threatened against or involving Tenant or the Premises before any arbitrator or governmental authority.

(d)	Absence of Breaches or Defaults. Tenant is not, and the authorization, execution, delivery and performance of this Lease will not result in, any breach or default under any document, instrument or agreement to which Tenant is a party or by which any property of Tenant is subject or bound. The authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for in this Lease will not violate any applicable Laws.

(e)	Financial Information. Tenant has delivered to Landlord certain financial statements and other information concerning Tenant (the “Financial Information”). The Financial Information is true, correct and complete in all respects; there have been no amendments to the Financial Information since the date such Financial Information was prepared or delivered to Landlord. Tenant understands that Landlord is relying upon the Financial Information and Tenant represents that such reliance is reasonable. All financial statements included in the Financial Information were prepared in accordance with Generally Accepted Accounting Principles, and fairly present as of the date of such Financial Information the financial condition of each individual or entity to which they pertain. No change has occurred with respect to the financial condition of Tenant as reflected in the Financial Information.

(f)	Solvency. Both before and immediately after the consummation of the transaction contemplated by this Lease and after giving effect to such transactions, (i) the fair value of the assets of Tenant, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of Tenant; (ii) the present fair saleable value of the assets of Tenant will be greater than the amount that will be required to pay the probable liability of Tenant on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Tenant will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Tenant will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and as proposed to be conducted after the date of this Lease. Tenant does not intend to and does not believe that it will incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of the amounts of cash to be payable on or in respect of its debts and other liabilities, subordinated, contingent, or otherwise.

(g)	No Reliance by Tenant. Tenant specifically acknowledges that neither Landlord, nor any agent, officer, employee or representative of Landlord, has made any representation or warranty regarding the projected profitability of the business to be conducted on the Premises and that Landlord did not prepare or assist in the preparation of any of the projected figures used by Tenant in analyzing the economic viability and feasibility of the business to be conducted by Tenant at the Premises. Tenant specifically acknowledges that neither Landlord, nor any agent, officer, employee or representative of Landlord, has made any representation or warranty regarding the treatment of this Lease for accounting purposes.

[remainder of page left blank]

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LANDLORD:

ZP RE MI WOODWARD, LLC

By	/s/ Bryan McLaren
Name:	Bryan McLaren
Its:	Authorized signatory

TENANT:

RAPID FISH 2 LLC

By	/s/ Thomas Nafso
Name:	Thomas Nafso
Its:	Member/manager

EXHIBIT A: LEASE COMMENCEMENT

Unless otherwise provided in the Lease, the Commencement Date shall be [________________].

A-1

EXHIBIT B: RENTAL PAYMENT SCHEDULE

Base Rent (NNN)
Year	Monthly Base Rent	Annual Base Rent
First Lease Year	$40,318.82	$483,825.84
Lease Year 2	$41,528.38	$498,340.62
Lease Year 3	$42,774.24	$513,290.83
Lease Year 4	$44,057.46	$528,689.56
Lease Year 5	$45,379.19	$544,550.25
Lease Year 6	$46,740.56	$560,886.75
Lease Year 7	$48,142.78	$577,713.36
Lease Year 8	$49,587.06	$595,044.76
Lease Year 9	$51,074.67	$612,896.10
Lease Year 10	$52,606.92	$631,282.98
Lease Year 11	$54,185.12	$650,221.47
Lease Year 12	$55,810.68	$669,728.12
Lease Year 13	$57,485.00	$689,820.00
Lease Year 14	$59,209.55	$710,514.60
Lease Year 15 (half year)	$60,985.84	$731,830.04

B-1

EXHIBIT C: SITE AND LEGAL DESCRIPTION

Property Address:	23600, 23616 and 23622, and 23634 Woodward Ave, Pleasant Ridge, MI

Premises:	Three buildings and adjacent parking area.

Legal Description:	To come

The parties acknowledge and agree that the 23600 and 23634 Woodward are in the process of being purchased by Landlord and that Tenant shall not have any rights to occupy or use either property until they are purchased by Landlord.

C-1

EXHIBIT D: GUARANTY OF PAYMENT AND PERFORMANCE

ABSOLUTE UNCONDITIONAL GUARANTY AGREEMENT

THIS ABSOLUTE UNCONDITIONAL GUARANTY AGREEMENT (this “Guaranty”) is made this ____ day of ____________________, 2020 by _____________________ (herein called “Guarantor”) in favor of ZP RE MI WOODWARD, LLC, a Michigan limited liability company (herein called “Landlord”).

R E C I T A L S:

RAPID FISH 2 LLC, a Michigan limited liability company (herein called “Tenant”) and Landlord are party to that certain Licensed Cannabis Facility Absolute Net Lease Agreement dated _________________ (for reference purposes only) (the “Agreement”).

In order to induce Landlord to enter into the Agreement, Guarantor agreed to execute and deliver to Landlord this Guaranty.

Guarantor acknowledges that Landlord would not have entered into the Agreement without the execution and delivery by Guarantor of this Guaranty.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor hereby agrees in favor of Landlord (and Landlord’s successors and assigns) as follows:

1. Guarantor absolutely, unconditionally and irrevocably guarantees the prompt and complete payment and performance when due, whether by acceleration or otherwise, of all obligations, liabilities and covenants, whether now in existence or hereafter arising, of Tenant to Landlord, and arising under the Agreement, including without limitation all amounts due to Landlord as rent or otherwise under the Agreement (the “Obligations”). Guarantor hereby agrees to pay and/or perform punctually, upon written demand by Landlord, each such Obligation which is not paid or performed as and when due and payable by Tenant, in like manner as such amount is due from Tenant. For purposes hereof, the Obligations shall be performed and/or due and payable when due and payable under the terms of the Agreement notwithstanding the fact that the collection or enforcement thereof as against Tenant may be stayed or enjoined under Title 11 of the United States Code or similar applicable law. This Guaranty is one of payment and not of collection.

2. Guarantor’s obligations under this Guaranty are absolute and unconditional and shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or the Agreement, or by any other circumstance relating to the Obligations or the Agreement which might otherwise constitute a legal or equitable discharge of or defense of a guarantor or surety. Guarantor hereby irrevocably waives any and all suretyship defenses, defenses that could be asserted by Tenant (except payment) and all other defenses that would otherwise be available to Guarantor. All payments by Guarantor pursuant to this Guaranty shall be made without setoff. Landlord shall not be obligated to file any claim relating to the Obligations in the event that Tenant becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of Landlord so to file shall not affect Guarantor’s obligations under this Guaranty. Guarantor irrevocably waives any right to require Landlord to pursue any other remedy in Landlord’s power whatsoever, whether against Tenant or any other obligor principally or secondarily obligated with respect to the Obligations. Guarantor irrevocably waives any defense arising by reason of any disability, bankruptcy, reorganization or similar proceeding involving Tenant. In the event that any payment in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable under this Guaranty in respect of such Obligations as if such payment had not been made.

3. Guarantor agrees that Landlord may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of Guarantor, extend the time of payment of, or performance of, or renew, any of the Obligations, and may also make any agreement with Tenant or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, waiver, discharge or release thereof, in whole or in part, or for any amendment or modification of the terms thereof or of the Agreement or any other agreement between Landlord and Tenant or any such other party or person, without in any way impairing, releasing or affecting the liabilities of Guarantor under this Guaranty.

4. Guarantor will not exercise any rights which it may acquire by way of subrogation until all of the Obligations to Landlord shall have been indefeasibly paid in full, or performed in its entirety. Any amount paid to Guarantor in violation of the preceding sentence shall be held in trust for the benefit of Landlord and shall forthwith be paid to Landlord to be credited and applied to the Obligations, whether matured or unmatured. Guarantor hereby subordinates any and all liabilities and indebtedness to Guarantor to the prior indefeasible payment in full of the Obligations.

5. This Guaranty shall remain in full force and effect and be binding upon Guarantor, its successors and assigns until all of the Obligations have been satisfied in full and the Agreement shall have been terminated or fully performed. This Guaranty may not be modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Landlord and Guarantor. This is a continuing Guaranty relating to all Obligations, including any arising during any holdover term or arising under transactions renewing or extending the term of the Agreement, changing the terms of any Obligations, or creating new or additional Obligations after prior Obligations have in whole or in part been satisfied, regardless of any lapse of time. If any of the present or future Obligations are guaranteed by persons, partnerships, corporations or other entities in addition to Guarantor, the death, release or discharge, in whole or in part, or the bankruptcy, liquidation or dissolution of one or more of them shall not discharge or affect the liabilities of Guarantor under this Guaranty. The obligations of Guarantor hereunder shall be additional to, and not in substitution for, any security or other guarantee or indemnity at any time existing in respect of Tenant’s obligations, liabilities and covenants under the Agreement.

6. Upon the occurrence of an uncured Event of Default under the Lease or this Guaranty, Guarantor shall at its sole expense (and cause its applicable affiliate to) take all steps necessary to name and appoint the requisite number of Landlord’s individual designee(s) (the “Designated Directors”) in order to establish a majority position on the Board of Directors or its equivalent (such as managers, board of managers, or other controlling body) of Tenant (the “Board”), or other entity recognized by the State where the Premises is located and other applicable governmental authorities as the owner or licensee of the commercial retailer adult use and medicinal license enabling Tenant to operate the Tenant Use within the Property pursuant to the Lease. In addition, the Board shall: (i) prepare, execute and submit for approval to the applicable governmental authority, Articles of Amendment to the Articles of Organization of Tenant (or its state-required equivalent), evidencing the appointment of the Designated Director(s); (ii) amend the Tenant’s operating agreement in a form approved by Landlord evidencing the addition of the Designated Director(s) and stipulate that all actions and decisions regarding the Property this Agreement and anything related to the operation, administration and management of the Property shall require Board Approval (as herein defined). For purposes herein “Board Approval” shall mean shall require the consent and approval of a majority of the Board, after the Designated Directors have been appointed (“Majority of the Board”); provided, however, in all circumstances, the Majority of the Board must also include the affirmative approval of the Designated Director(s). In the event the foregoing remedies and actions are impossible as a matter of law or governmental regulation, or in the event of Landlord’s election to invoke the provisions of this sentence, the Guarantor shall at its sole expense (and cause its applicable affiliate to) take all steps necessary or desirable to Landlord to effectuate the Landlord’s rights provided in this paragraph to the greatest extent permitted by applicable law, the intent being that this sentence is intended to provide an alternative option to Landlord’s rights herein to the extent the acts set forth in this paragraph are impossible as a matter of law (or as a result of Landlord’s election).

7. No failure on the part of Landlord to exercise, and no delay in exercising, any right, remedy or power under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise by Landlord of any right, remedy or power under this Guaranty preclude any other or future exercise of any right, remedy or power under this Guaranty. Each and every right, remedy and power granted to Landlord under this Guaranty or allowed it by law or by the Agreement or any other agreement shall be cumulative and not exclusive of any other, and may be exercised by Landlord from time to time.

8. Guarantor hereby waives notice of acceptance of this Guaranty and notice of any obligation or liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of any such obligation or liability, suit or the taking of other action by Landlord against, and all other notices whatsoever to, Tenant, Guarantor or others.

9. Landlord may at any time and from time to time without notice to or consent of Guarantor and without impairing or releasing the obligations of Guarantor hereunder: (a) take or fail to take any action of any kind in respect of any security for any obligation, covenant or liability of Tenant to Landlord, (b) exercise or refrain from exercising any rights against Tenant or others, (c) compromise or subordinate any obligation or liability of Tenant to Landlord including any security therefor, (d) consent to the assignment by Tenant of its interest in the Agreement, or (e) consent to any other matter or thing under or relating to the Agreement. Guarantor agrees to reimburse Landlord for the costs and reasonable attorneys’ fees incurred by reason of Landlord having to enforce this Guaranty.

10. Guarantor represents and warrants to Landlord that (a) the Agreement has been duly authorized, executed and delivered by Tenant and is a legal, valid and binding instrument enforceable against Tenant in accordance with its terms, and (b) this Guaranty has been duly authorized, executed and delivered by Guarantor and is a legal, valid and binding instrument enforceable against Guarantor in accordance with its terms.

11. Guarantor may not assign its rights nor delegate its obligations under this Guaranty, in whole or in part, without prior written consent of Landlord, and any purported assignment or delegation absent such consent is void. This Guaranty shall remain in full force and effect notwithstanding (a) any assignment or transfer by Tenant of its interest in the Agreement (in which case this Guaranty shall apply, from and after such assignment or transfer, to all of the obligations, liabilities and covenants of the assignee or transferee under the Agreement), or (b) any assignment or transfer by Landlord of its interest in the Agreement (in which case Guarantor’s obligations under this Guaranty shall inure to the benefit of Landlord’s assignee or transferee), in each case irrespective of whether Guarantor has notice of or consents to any such assignment or transfer.

12. GUARANTOR HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY, OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. GUARANTOR FURTHER WARRANTS AND REPRESENTS THAT GUARANTOR HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT GUARANTOR KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

13. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MICHIGAN WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. GUARANTOR AND LANDLORD JOINTLY AND SEVERALLY AGREE TO THE EXCLUSIVE JURISDICTION OF COURTS LOCATED IN THE STATE OF MICHIGAN, UNITED STATES OF AMERICA, OVER ANY DISPUTES ARISING OUT OF OR RELATING TO THIS GUARANTY.

[remainder of page intentionally left blank]

GUARANTOR:

By:
Thomas Nafso

CERTIFICATE OF ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of _________________________

County of ________________________

On ___________________ before me, ______________________________________ personally appeared _____________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Michigan that the foregoing paragraph is true and correct

WITNESS my hand and official seal.

Signature	(Seal)

GUARANTOR:

By:
Ammar Kattoula

CERTIFICATE OF ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of _________________________

County of ________________________

On ___________________ before me, ______________________________________ personally appeared _____________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Michigan that the foregoing paragraph is true and correct

WITNESS my hand and official seal.

Signature __________________________________	(Seal)

EXHIBIT E: PARKING AGREEMENTS

[SEE ATTACHED PAGES]

E-1